UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRÓLEO BRASILEIRO S.A. - PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION – PETROBRAS (Translation of registrant’s name into English)	PETROBRAS GLOBAL FINANCE B.V. (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	THE NETHERLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil (Address of principal executive offices)	Weenapoint Toren A Weena 722 3014 DA Rotterdam The Netherlands (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-206660 and 333-206660-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.375% Global Notes due 2021 (the “2021 Notes”) 8.750% Global Notes due 2026 (the “2026 Notes”)	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.     Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 12 through 27 of the Prospectus dated August 28, 2015 included in the Registration Statement on Form F-3 of Petrobras Global Finance B.V. (the “Company” or “PGF”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-206660-01 and 333-206660), as supplemented by the information under the headings “Risk Factors—Risks Relating to PGF’s Debt Securities”, “Description of the Notes” and “Description of the Guaranties” on pages S-14 through S-15, S-22 through S-33 and S-34 through S-40, respectively, of the related Prospectus Supplement of the Company and the Guarantor, dated May 17, 2016, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.     Exhibits.

99 (A).  Prospectus dated as of August 28, 2015, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on August 28, 2015 (Registration Nos. 333-206660-01  and 333-206660).

99(B).    Prospectus Supplement dated as of May 17, 2016, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on  May 19, 2016.

99 (C).  Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 29, 2012, incorporated by reference to Exhibit 4.5 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2012 (Registration Nos. 333-183618-01  and 333-183618).

99 (D).  Guaranty for the 2021 Notes dated as of May 23, 2016, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (E).  Twenty-First Supplemental Indenture dated as of May 23, 2016, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (F).  Form of 8.375% Global Notes due 2021 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (G).  Guaranty for the 2026 Notes dated as of May 23, 2016, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (H).  Twenty-Second Supplemental Indenture dated as of May 23, 2016, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (I).  Form of 8.750% Global Notes due 2026 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS (Registrant) By: /s/ Larry Carris Cardoso Name: Larry Carris Cardoso Title: Funding General Manager
PETROBRAS GLOBAL FINANCE B.V. (Registrant) By: /s/ Bianca Nasser Patrocínio Name: Bianca Nasser Patrocínio Title: Corporate Finance Manager

Date: May 23, 2016

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).

Prospectus dated as of August 28, 2015, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on August 28, 2015 (Registration Nos. 333-206660-01 and 333-206660).

99 (B).	Prospectus Supplement dated as of May 17, 2016, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on May 19, 2016.
99 (C).

Indenture between the Company and the Trustee dated as of August 29, 2012, incorporated by reference to Exhibit 4.5 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2012 (Registration Nos. 333-183618-01 and 333-183618).

99 (D).

Guaranty for the 2021 Notes dated as of May 23, 2016, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (E).

Twenty-First Supplemental Indenture dated as of May 23, 2016, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (F).	Form of 8.375% Global Notes due 2021 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.
99 (G).

Guaranty for the 2026 Notes dated as of May 23, 2016, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (H).

Twenty-Second Supplemental Indenture dated as of May 23,2016, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.

99 (I).	Form of 8.750% Global Notes due 2026 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Guarantor to the SEC on May 23, 2016.